Exhibit 4.3

CAPITAL ONE MASTER TRUST

[FORM OF] SECOND AMENDMENT TO AMENDED AND

RESTATED RECEIVABLES PURCHASE AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of [            ] [            ], 201[ ] (the “Amendment”) to the Amended and Restated Receivables Purchase Agreement, dated as of August 1, 2002, as amended and restated as of July 1, 2007, as amended by the First Amendment thereto, dated as of March 1, 2008 (the “Agreement”), is entered into between CAPITAL ONE BANK (USA), NATIONAL ASSOCIATION, a national banking association (the “Bank” or “Capital One”), and CAPITAL ONE FUNDING, LLC, a Virginia limited liability company (“Funding”).

WHEREAS, pursuant to Section 9.01 of the Agreement, the Bank and Funding desire to amend the Agreement to include dispute resolution provisions as specified herein;

NOW, THEREFORE, in consideration of the premises and agreements contained herein and notwithstanding anything to the contrary set forth in the Agreement, the undersigned parties hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.01. Amendments to the Agreement. The Agreement is hereby amended as follows:

(a) Section 1.01 of the Agreement is hereby amended by deleting the term “Pooling and Servicing Agreement” in its entirety and replacing it with the following:

“Pooling and Servicing Agreement” shall mean the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006, July 1, 2007 and [            ] [            ], 201[ ], among Funding, as Transferor, Capital One, as Servicer, and The Bank of New York Mellon, as Trustee, as amended and supplemented from time to time.

(b) Section 1.01 of the Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“AAA” has the meaning specified in subsection 6.03(b)(i).

“Qualified Dispute Resolution Professional” shall mean an attorney or retired judge that is independent, impartial, knowledgeable about and experienced with the laws of the State of New York, specializing in commercial litigation with at least 15 years of experience and whose name is on a list of neutral parties maintained by the AAA.

“Representing Party” has the meaning specified in subsection 6.03(a).

“Requesting Party” has the meaning specified in subsection 6.03(a).

“Rules” has the meaning specified in subsection 6.03(b)(i).

(c) Article VI of the Agreement is hereby amended by adding the following as Section 6.03:

Section 6.03. Dispute Resolution.

(a) If any Receivable is subject to repurchase pursuant to Section 6.01 or Section 6.02 of this Agreement, which repurchase is not resolved in accordance with the terms of this Agreement within 180 days after notice is delivered to Capital One as specified in any such Section, the party providing such notice (the “Requesting Party”) will have the right to refer the matter, at its discretion, to either third-party mediation (including nonbinding arbitration) or arbitration pursuant to this Section 6.03 and Capital One is hereby deemed to consent to the selected resolution method. At the end of the 180-day period described above, the Representing Party (as defined below) may provide notice informing the Requesting Party of the status of its request or, in the absence of any such notice, the Requesting Party may presume that its request remains unresolved. The Requesting Party must provide written notice of its intention to refer the matter to mediation or arbitration to Capital One (in such capacity, the “Representing Party”) within 30 calendar days following such 180th day. Capital One agrees to participate in the resolution method selected by the Requesting Party.

(b) If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i) The mediation will be administered by the American Arbitration Association (the “AAA”) pursuant to its Commercial Arbitration Rules and Mediation Procedures in effect at the time the mediation is initiated (the “Rules”); provided, that if any of the Rules are inconsistent with the procedures for the mediation or arbitration stated in this Agreement, the procedures in this Agreement will control.

(ii) The mediator must be a Qualified Dispute Resolution Professional. Upon being supplied a list, by the AAA, of at least ten potential mediators that are each Qualified Dispute Resolution Professionals, each of the Requesting Party and the Representing Party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential mediators in order of preference. The AAA will select the mediator from the remaining potential mediators on the list, respecting the preference choices of the parties to the extent possible.

(iii) Each of the Requesting Party and the Representing Party will use commercially reasonable efforts to begin the mediation within [        ] Business Days of the selection of the mediator and to conclude the mediation within [        ] days of the start of the mediation.

(iv) The fees and expenses of the mediation will be allocated as mutually agreed by the Requesting Party and the Representing Party as part of the mediation.

(v) A failure by the Requesting Party and the Representing Party to resolve a disputed matter through mediation shall not preclude either party from seeking a resolution of such matter through the initiation of a judicial proceeding in a court of competent jurisdiction, subject to subsection 6.03(d) below.

(c) If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i) The arbitration will be held in accordance with the United States Arbitration Act, notwithstanding any choice of law provision in this Agreement, and under the auspices of the AAA and in accordance with the Rules.

(ii) If the repurchase request specified in subsection 6.03(a) involves the repurchase of an aggregate amount of Receivables of less than $[            ], a single arbitrator will be used. That arbitrator must be a Qualified Dispute Resolution Professional. Upon being supplied a list of at least ten potential arbitrators that are each Qualified Dispute Resolutions Professionals by the AAA, each of the Requesting Party and the Representing Party will have the right to exercise two peremptory challenges within [        ] days and to rank the remaining potential arbitrators in order of preference. The AAA will select the arbitrator from the remaining potential arbitrators on the list respecting the preference choices of the parties to the extent possible.

(iii) If the repurchase request specified in subsection 6.03(a) involves the repurchase of an aggregate amount of Receivables equal to or in excess of $[            ], a three-arbitrator panel will be used. The arbitral panel will consist of three Qualified Dispute Resolution Professionals, (A) one to be appointed by the Requesting Party within five Business Days of providing notice to the Representing Party of its selection of arbitration, (B) one to be appointed by the Representing Party within five Business Days of the Requesting Party’s appointment of an arbitrator, and (C) the third, who will preside over the arbitral panel, to be chosen by the two party-appointed arbitrators within five Business Days of the Representing Party’s appointment. If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the relevant time periods, then the appointments will be made by the AAA pursuant to the Rules.

(iv) Each arbitrator selected for any arbitration will abide by the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time the arbitration is initiated. Prior to accepting an appointment, each arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule. Any arbitrator selected may be removed by the AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(v) The Requesting Party and the Representing Party each agree that it is their intention that after consulting with the parties, the arbitrator or arbitral panel, as applicable, will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within [        ] days after appointment of the arbitrator or arbitral panel, as applicable. The arbitrator or the arbitral panel, as applicable, will have the authority to schedule, hear, and determine any and all motions, including dispositive and discovery motions, in accordance with New York law then in effect (including prehearing and post hearing motions), and will do so on the motion of any party to the arbitration. Notwithstanding any other discovery that may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be limited to the following discovery in the arbitration:

(A) Consistent with the expedited nature of arbitration, the Requesting Party and the Representing Party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim on which the producing party may rely in support of or in opposition to the claim or defense.

(B) At the request of a party, the arbitrator or arbitral panel, as applicable, shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator or arbitral panel deems such additional discovery relevant and appropriate. Depositions shall be limited to a maximum of three (3) per party and shall be held within thirty (30) calendar days of the making of a request. Additional depositions may be scheduled only with the permission of the arbitrator or arbitral panel, and for good cause shown. Each deposition shall be limited to a maximum of three (3) hours’ duration. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information.

(C) Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator or arbitral panel, which determination shall be conclusive.

(D) All discovery shall be completed within sixty (60) calendar days following the appointment of the arbitrator or the arbitral panel, as applicable; provided, that the arbitrator or the arbitral panel, as applicable, will have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitrator or the arbitral panel, as applicable, determines good cause is shown that such additional discovery is reasonable and necessary.

(vi) The Requesting Party and the Representing Party each agree that it is their intention that the arbitrator or the arbitral panel, as applicable, will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way. The arbitrator or the arbitral panel, as applicable, will not have the power to award punitive damages or consequential damages in any arbitration conducted. The Requesting Party and the Representing Party each agree that it is their intention that in its final determination, the arbitrator or the arbitral panel, as applicable, will determine and award the costs of the arbitration (including the fees of the arbitrator or the arbitral panel, as applicable, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator or the arbitral panel, as applicable, in its reasonable discretion. The determination of the arbitrator or the arbitral panel, as applicable, must be consistent with the provisions of this Agreement, including Section 9.06 (with the understanding that any costs allocated to Funding under this subsection 6.03(c)(vi) will be limited as though such costs were claims of Capital One for purposes of Section 9.06), and will be in writing and counterpart copies will be promptly delivered to the parties. The determination of the arbitrator or the arbitral panel, as applicable, may be reconsidered once by the arbitrator or the arbitral panel, as applicable, upon the motion and at the expense of either party. Following that single reconsideration, the determination of the arbitrator or the arbitral panel, as applicable, will be final and non-appealable and may be entered in and may be enforced in, any court of competent jurisdiction.

(vii) By selecting arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

(viii) No Person may bring a putative or certified class action to arbitration.

(d) The following provisions will apply to both mediations and arbitrations:

(i) Any mediation or arbitration will be held in New York, New York.

(ii) Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional or ancillary relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law.

(iii) The details and/or existence of any unfulfilled repurchase request specified in subsection 6.03(a) above, any informal meetings, mediations or arbitration proceedings, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled repurchase request, and any discovery taken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding; provided, however, that any discovery taken in any arbitration will be admissible in that particular arbitration. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with the related resolution procedure), except as otherwise required by law, regulatory requirement or court order. If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with the opportunity to object to the production of its confidential information. Notwithstanding anything in this Section 6.03 to the contrary, any discovery taken in connection with any arbitration pursuant to subsection 6.03(c) above will be admissible in such arbitration.

ARTICLE II

CONDITIONS PRECEDENT

Section 2.01. Effectiveness. The amendments and assignments provided for by this Amendment shall become effective upon satisfaction of the following conditions:

(a) prior notice from the Bank to Funding, the Trustee and each Rating Agency of this Amendment delivered pursuant to Sections 9.01 of the Agreement;

(b) delivery of written confirmation to Funding and the Trustee from each Rating Agency that this Amendment will not result in the reduction or withdrawal of the respective ratings of such Rating Agency for any securities issued by the Trust delivered pursuant to Sections 9.01 of the Agreement;

(c) delivery of an Officer’s Certificate, from the Bank to Funding, stating that the Bank reasonably believes that such action will not cause a Pay Out Event delivered pursuant to Section 9.01 of the Agreement;

(d) a copy of this Amendment shall be sent to each Rating Agency; and

(e) delivery of counterparts of this Amendment, duly executed by the parties hereto.

ARTICLE III

MISCELLANEOUS

Section 3.01. Waiver of Notice. Notwithstanding anything to the contrary set forth in the Agreement, each of the undersigned parties hereby waive any notice or other timing requirements with respect to and gives its consent to the amendments and assignments provided for herein.

Section 3.02. Ratification of Agreement. Except as specifically amended, modified or supplemented by this Amendment, the Agreement is hereby confirmed and ratified in all respects and shall remain in full force and effect. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment and assignment thereof. Each of the parties to the Agreement agrees to be bound by the terms of the obligations of the Agreement, as amended and assigned by this Amendment, as though the terms and obligations of such agreement were set forth herein.

Section 3.03. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 3.04. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.05. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement. All Section or Subsection references herein shall mean Sections or Subsections in the Agreement, except as otherwise provided herein.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

CAPITAL ONE BANK (USA), NATIONAL ASSOCIATION

By:
Name:
Title:

CAPITAL ONE FUNDING, LLC

By:
Name:
Title:

Acknowledged and Accepted by:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

[Signature Page to Second Amendment to COMT Receivables Purchase Agreement]